Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES FULL YEAR AND FOURTH QUARTER 2017
FINANCIAL RESULTS

Total Revenues of $1.6 Billion in 2017

GAAP EPS of $7.96 Per Share in 2017

Adjusted Non-GAAP EPS of $11.04 Per Share in 2017

Solriamfetol New Drug Application Submitted in December 2017

DUBLIN, February 27, 2018 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the full year and the fourth quarter of 2017 and provided financial guidance for 2018.
“2017 was a pivotal year for Jazz as we delivered record revenues while achieving two global regulatory approvals, launching an innovative new treatment for AML and advancing numerous early- and late-stage development programs," said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “We enter 2018 energized by the strong U.S. launch of Vyxeos and the early enthusiasm we’ve seen from the prescriber community; prepared for executing on Xyrem growth opportunities; looking forward to continuing the progress we’ve made in our pre-clinical and clinical development programs; excited about advancing solriamfetol through the regulatory approval process; and financially nimble to aggressively pursue opportunities to further diversify our commercial and R&D portfolio.”
GAAP net income for 2017 was $487.8 million, or $7.96 per diluted share, compared to $396.8 million, or $6.41 per diluted share, for 2016. GAAP net income for the fourth quarter of 2017 was $232.2 million, or $3.79 per diluted share, compared to $116.7 million, or $1.91 per diluted share, for the fourth quarter of 2016.
Adjusted net income for 2017 was $676.7 million, or $11.04 per diluted share, compared to $627.2 million, or $10.14 per diluted share, for 2016. Adjusted net income for the fourth quarter of 2017 was $180.5 million, or $2.95 per diluted share, compared to $165.6 million, or $2.71 per diluted share, for the fourth quarter of 2016.
In the full year and fourth quarter 2017, the company recorded a net tax benefit on a GAAP basis of $148.8 million, or $2.43 per diluted share, resulting from provisional estimates based on the company's analysis of the U.S. Tax Cuts and Jobs Act (U.S. Tax Act). Given the significant complexity of the U.S. Tax Act, anticipated guidance from the U.S. Department of Treasury, and the potential for additional guidance from the U.S. Securities and Exchange Commission and/or the Financial Accounting Standards Board related to the U.S. Tax Act, these provisional estimates may be adjusted during 2018. The net tax benefit resulting from the U.S. Tax Act has been excluded from adjusted net income and the related per share measures for the full year and fourth quarter 2017.

Financial Highlights

	Three Months Ended December 31,			Year Ended December 31,
(In thousands, except per share amounts and percentages)	2017	2016	Change	2017	2016	Change
Total revenues	$436,399	$396,621	10%	$1,618,693	$1,487,973	9%
GAAP net income	$232,207	$116,689	99%	$487,848	$396,831	23%
Adjusted net income	$180,493	$165,637	9%	$676,718	$627,162	8%
GAAP EPS	$3.79	$1.91	98%	$7.96	$6.41	24%
Adjusted EPS	$2.95	$2.71	9%	$11.04	$10.14	9%

Total Revenues

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2017	2016	2017	2016
Xyrem® (sodium oxybate) oral solution	$312,477	$291,204	$1,186,699	$1,107,616
Erwinaze® / Erwinase® (asparaginase Erwinia chrysanthemi)	47,755	56,771	197,340	200,678
Defitelio® (defibrotide sodium) / defibrotide	36,299	29,672	133,650	108,952
Vyxeos® (daunorubicin and cytarabine) liposome for injection	24,071	—	33,790	—
Prialt® (ziconotide) intrathecal infusion	6,058	6,055	27,361	29,120
Other	3,435	8,912	22,559	30,895
Product sales, net	430,095	392,614	1,601,399	1,477,261
Royalties and contract revenues	6,304	4,007	17,294	10,712
Total revenues	$436,399	$396,621	$1,618,693	$1,487,973
Total revenues increased 9% in 2017 and 10% in the fourth quarter of 2017 compared to the same periods in 2016 primarily due to an increase in net product sales of Xyrem and Defitelio and the launch of Vyxeos.
Xyrem net product sales increased 7% in both 2017 and in the fourth quarter of 2017 compared to the same periods in 2016. Xyrem net product sales growth in 2017 was negatively impacted by payer mix throughout 2017 and operational changes that delayed some prescription fulfillment in the second half of 2017.
Erwinaze/Erwinase net product sales decreased 2% in 2017 and 16% in the fourth quarter of 2017 compared to the same periods in 2016. Fourth quarter 2017 net product sales were lower compared to fourth quarter 2016 due to higher ordering patterns in the fourth quarter 2016 resulting from the availability of product following an extended supply disruption in late 2016. Throughout 2017, the company experienced global supply challenges for Erwinaze. The company is currently experiencing temporary supply disruptions in the U.S. and other countries and expects that there may be further supply disruptions during 2018.
Defitelio/defibrotide net product sales increased 23% in 2017 compared to 2016 due to an increase in sales volumes and a full year of U.S. Defitelio sales after launch in April 2016. Net product sales increased 22% in the fourth quarter of 2017 compared to the same period in 2016 primarily due to an increase in sales volume outside of the U.S. The company continues to expect inter-quarter variability in Defitelio net sales given that veno-occlusive disease (VOD) is an ultra-rare disease. The recognition, diagnosis and early treatment of VOD with multi-organ dysfunction in adult patients remains an educational priority.
Vyxeos net product sales were $33.8 million in 2017 and $24.1 million in the fourth quarter of 2017. Vyxeos launched in the U.S. in August 2017.

Operating Expenses

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except percentages)	2017	2016	2017	2016
GAAP:
Cost of product sales	$25,248	$33,656	$110,188	$105,386
Gross margin	94.1%	91.4%	93.1%	92.9%
Selling, general and administrative	$143,050	$127,141	$544,156	$502,892
% of total revenues	32.8%	32.1%	33.6%	33.8%
Research and development	$65,995	$44,158	$198,442	$162,297
% of total revenues	15.1%	11.1%	12.3%	10.9%
Acquired in-process research and development	$8,000	$—	$85,000	$23,750

Non-GAAP adjusted:
Cost of product sales	$23,782	$32,177	$104,376	$100,797
Gross margin	94.5%	91.8%	93.5%	93.2%
Selling, general and administrative	$121,414	$108,204	$454,938	$404,837
% of total revenues	27.8%	27.3%	28.1%	27.2%
Research and development	$43,276	$39,619	$162,072	$146,466
% of total revenues	9.9%	10.0%	10.0%	9.8%
Operating expenses changed over the prior year periods primarily due to the following:

•
Selling, general and administrative (SG&A) expenses increased in 2017 and in the fourth quarter of 2017 compared to the same periods in 2016 on a GAAP and on a non-GAAP adjusted basis due to higher headcount and other expenses resulting from the expansion of the company’s business and the launch of Vyxeos in the U.S., partially offset by a contract termination fee of $11.6 million paid in 2016 to eliminate a potential future royalty obligation related to Vyxeos. SG&A expenses in 2016 on a GAAP basis included transaction and integration costs of $13.1 million.

•
Research and development (R&D) expenses increased in 2017 and in the fourth quarter of 2017 compared to the same periods in 2016 on a GAAP and on a non-GAAP adjusted basis. R&D expenses in 2017 reflected an increase in expenses related to the company's ongoing pre-clinical and clinical development programs and regulatory activities, including an increase in headcount, partially offset by a decrease in costs following the completion of three solriamfetol Phase 3 studies in 2017. R&D expenses in 2017 and in the fourth quarter of 2017 on a GAAP basis included $18.5 million of payments related to an amended license and option agreement with Pfenex Inc.

•	Acquired in-process research and development expenses in 2017 included an upfront payment of $75.0 million to ImmunoGen, Inc. related to entry into a collaboration and option agreement.

Cash Flow and Balance Sheet
As of December 31, 2017, cash, cash equivalents and investments were $601.0 million, and the outstanding principal balance of the company’s long-term debt was $1.8 billion. In 2017, the company issued $575.0 million aggregate principal amount of 1.50% exchangeable senior notes due 2024, repaid a total of $850.0 million of borrowings under the company's revolving credit facility, made upfront and milestone payments totaling $104.5 million and used $98.8 million to repurchase approximately 704,000 ordinary shares under the company's share repurchase program at an average cost of $140.34 per ordinary share.

Recent Developments
In February 2018, the company enrolled the first patient in a Phase 2 clinical trial evaluating the efficacy and safety of defibrotide for the prevention of acute graft-versus-host disease in adult and pediatric patients after allogeneic hematopoietic stem cell transplant.
In February 2018, the National Comprehensive Cancer Network (NCCN) added Vyxeos to the Clinical Practice Guidelines in Oncology (NCCN Guidelines) for acute myeloid leukemia (AML). NCCN Guidelines now include a Category 1 recommendation for use of Vyxeos for adult patients 60 years of age or greater with newly-diagnosed therapy-related AML or AML with myelodysplasia-related changes. The Category 1 recommendation indicates that, based upon high-level evidence, there is uniform NCCN consensus that Vyxeos is appropriate for these patients.
In December 2017, the company submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) seeking marketing approval for solriamfetol, an investigational medicine for the treatment of excessive sleepiness in adult patients with narcolepsy or obstructive sleep apnea.

2018 Financial Guidance
Jazz Pharmaceuticals' full year 2018 financial guidance is as follows (in millions, except per share amounts and percentages):

Revenues	$1,860-$1,930
Total net product sales	$1,845-$1,910
-Xyrem net sales	$1,310-$1,340
-Erwinaze/Erwinase net sales	$190-$220
-Defitelio/defibrotide net sales	$145-$165
-Vyxeos net sales	$130-$155
GAAP gross margin %	93%
Non-GAAP adjusted gross margin %[1,5]	93%
GAAP SG&A expenses	$608-$648
Non-GAAP adjusted SG&A expenses[2,5]	$525-$555
GAAP R&D expenses	$232-$263
Non-GAAP adjusted R&D expenses[3,5]	$205-$225
GAAP effective tax rate	18%-21%
Non-GAAP adjusted effective tax rate[4,5]	17%-19%
GAAP net income per diluted share	$7.15-$8.45
Non-GAAP adjusted net income per diluted share[5]	$12.65-$13.25
____________________________

1.	Excludes $5-$9 million of share-based compensation expense from estimated GAAP gross margin.

2.	Excludes $83-$93 million of share-based compensation expense from estimated GAAP SG&A expenses.

3.	Excludes $17-$23 million of share-based compensation expense and $10-$15 million of milestone payments from estimated GAAP R&D expenses.

4.	Excludes the income tax effect of adjustments between GAAP reported and non-GAAP adjusted net income.

5.
See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of GAAP to Non-GAAP Adjusted 2018 Net Income Guidance" at the end of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business and financial update and discuss its 2017 full year and fourth quarter results and provide 2018 financial guidance. The live webcast may be accessed from the Investors section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 855 353 7924 in the U.S., or +1 503 343 6056 outside the U.S., and entering passcode 4179828.
A replay of the conference call will be available through March 6, 2018 by dialing +1 855 859 2056 in the U.S., or +1 404 537 3406 outside the U.S., and entering passcode 4179828. An archived version of the webcast will be available for at least one week in the Investors section of the company's website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs. The company has a diverse portfolio of products and product candidates with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Defitelio® (defibrotide sodium) and Vyxeos® (daunorubicin and cytarabine) liposome for injection in the U.S. and markets Erwinase® and Defitelio® (defibrotide) in countries outside the U.S. For country-specific product information, please visit www.jazzpharmaceuticals.com/products.  For more information, please visit www.jazzpharmaceuticals.com and follow us on Twitter at @JazzPharma.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the company presents non-GAAP adjusted net income (and the related per share measure) and its line item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage, non-GAAP adjusted income tax provision and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line item components exclude from reported GAAP net income (and the related per share measure) and its line item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the income tax effect of non-GAAP adjustments and, for the full year and fourth quarter of 2017, the U.S. Tax Act benefit. In this regard, the components of non-GAAP adjusted net income, including non-GAAP cost of product sales, non-GAAP selling, general and administrative expenses and non-GAAP research and development expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.
The company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, the company believes that each of these non-GAAP financial measures, when considered together with the company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts' ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the company uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s condensed consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial and operating results, including 2018 financial guidance and the potential for 2018 adjustments to the company’s provisional tax estimates, the company’s expectations regarding its ability to execute on Xyrem growth opportunities, continuing progress in the company's pre-clinical and clinical development programs, advancing solriamfetol through the regulatory approval process, the potential for future opportunities to diversify the company’s commercial and research and development portfolio and the company’s ability to execute on those opportunities, the company’s expectations for future Erwinaze supply disruptions and inter-quarter variability in Defitelio net sales, and other statements that are not historical facts.  These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from Xyrem, such as the potential U.S. introduction of a generic version of Xyrem before the entry dates specified in the company's settlements with certain companies that have filed abbreviated new drug applications with the FDA seeking approval to market a generic version of Xyrem or on terms that are different from those contemplated by the settlements; ongoing patent litigation and related proceedings; effectively commercializing the company’s other products and product candidates; the time-consuming and uncertain regulatory approval process, including the risk that the company’s regulatory submissions, including the solriamfetol NDA and the marketing authorization application for Vyxeos in the European Union, may not be approved by applicable regulatory authorities in a timely manner or at all; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; government investigations and other actions; obtaining and maintaining appropriate pricing and reimbursement for the company’s products; pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in initiating or completing clinical trials; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired businesses; potential restrictions on the company’s ability and flexibility to pursue share repurchases and future strategic opportunities as a result of its substantial outstanding debt obligations; the ability to achieve expected future financial performance and results and the uncertainty of future tax and other provisions and estimates; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and future filings and reports by the company, including the company’s Annual Report on Form 10-K for the year ended December 31, 2017.  Other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and timing of events to differ materially from those anticipated.  The forward-looking statements herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise.  The company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Product sales, net	$430,095	$392,614	$1,601,399	$1,477,261
Royalties and contract revenues	6,304	4,007	17,294	10,712
Total revenues	436,399	396,621	1,618,693	1,487,973
Operating expenses:
Cost of product sales (excluding amortization of intangible assets)	25,248	33,656	110,188	105,386
Selling, general and administrative	143,050	127,141	544,156	502,892
Research and development	65,995	44,158	198,442	162,297
Acquired in-process research and development	8,000	—	85,000	23,750
Intangible asset amortization	52,901	26,162	152,065	101,994
Total operating expenses	295,194	231,117	1,089,851	896,319
Income from operations	141,205	165,504	528,842	591,654
Interest expense, net	(21,426)	(19,131)	(77,756)	(61,942)
Foreign exchange gain (loss)	(854)	4,940	(9,969)	3,372
Loss on extinguishment and modification of debt	—	—	—	(638)
Income before income tax provision (benefit) and equity in loss of investees	118,925	151,313	441,117	532,446
Income tax provision (benefit)	(113,654)	34,348	(47,740)	135,236
Equity in loss of investees	372	276	1,009	379
Net income	$232,207	$116,689	$487,848	$396,831

Net income per ordinary share:
Basic	$3.87	$1.95	$8.13	$6.56
Diluted	$3.79	$1.91	$7.96	$6.41
Weighted-average ordinary shares used in per share calculations - basic	59,980	59,930	60,018	60,500
Weighted-average ordinary shares used in per share calculations - diluted	61,189	61,033	61,317	61,870

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$386,035	$365,963
Investments	215,000	60,000
Accounts receivable, net of allowances	224,129	234,244
Inventories	43,245	34,051
Prepaid expenses	23,182	24,501
Other current assets	76,686	29,310
Total current assets	968,277	748,069
Property and equipment, net	170,080	107,490
Intangible assets, net	2,979,127	3,012,001
Goodwill	947,537	893,810
Deferred tax assets, net	34,559	15,060
Deferred financing costs	7,673	9,737
Other non-current assets	16,419	14,060
Total assets	$5,123,672	$4,800,227
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,368	$22,415
Accrued liabilities	198,779	193,268
Current portion of long-term debt	40,605	36,094
Income taxes payable	21,577	4,506
Deferred revenue	8,618	1,123
Total current liabilities	293,947	257,406
Deferred revenue, non-current	16,115	2,601
Long-term debt, less current portion	1,540,433	1,993,531
Deferred tax liabilities, net	383,472	556,733
Other non-current liabilities	176,608	112,617
Total shareholders’ equity	2,713,097	1,877,339
Total liabilities and shareholders’ equity	$5,123,672	$4,800,227

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2017	2016
Net cash provided by operating activities	$693,087	$592,391
Net cash used in investing activities	(268,950)	(1,751,155)
Net cash provided by (used in) financing activities	(409,111)	540,987
Effect of exchange rates on cash and cash equivalents	5,046	(5,045)
Net increase (decrease) in cash and cash equivalents	$20,072	$(622,822)

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP reported net income	$232,207	$116,689	$487,848	$396,831
Intangible asset amortization	52,901	26,162	152,065	101,994
Share-based compensation expense	27,321	24,281	106,900	98,771
Upfront and milestone payments	26,500	—	101,500	23,750
Transaction and integration related costs	—	674	—	13,644
Expenses related to certain legal proceedings and restructuring	—	—	6,000	6,060
Non-cash interest expense	10,792	5,715	30,026	22,133
Loss on extinguishment and modification of debt	—	—	—	638
Income tax effect of above adjustments	(20,425)	(7,884)	(58,818)	(36,659)
U.S. Tax Act benefit	(148,803)	—	(148,803)	—
Non-GAAP adjusted net income	$180,493	$165,637	$676,718	$627,162

GAAP reported net income per diluted share	$3.79	$1.91	$7.96	$6.41
Non-GAAP adjusted net income per diluted share	$2.95	$2.71	$11.04	$10.14
Weighted-average ordinary shares used in diluted per share calculations	61,189	61,033	61,317	61,870

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	December 31, 2017				December 31, 2016
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$436,399	$—		$436,399	$396,621	$—		$396,621
Cost of product sales (excluding amortization of intangible assets)	25,248	(1,466)	(a)	23,782	33,656	(1,479)	(a)	32,177
Selling, general and administrative	143,050	(21,636)	(b)	121,414	127,141	(18,937)	(b)	108,204
Research and development	65,995	(22,719)	(c)	43,276	44,158	(4,539)	(c)	39,619
Acquired in-process research and development	8,000	(8,000)		—	—	—		—
Intangible asset amortization	52,901	(52,901)		—	26,162	(26,162)		—
Interest expense, net	21,426	(10,792)	(d)	10,634	19,131	(5,715)	(d)	13,416
Foreign currency loss (gain)	854	—		854	(4,940)	—		(4,940)
Income before income tax provision (benefit) and equity in loss of investees	118,925	117,514	(e)	236,439	151,313	56,832	(e)	208,145
Income tax provision (benefit)	(113,654)	169,228	(f)	55,574	34,348	7,884	(f)	42,232
Effective tax rate (g)	(95.6)%			23.5%	22.7%			20.3%
Equity in loss of investees	372	—		372	276	—		276
Net income	$232,207	$(51,714)	(h)	$180,493	$116,689	$48,948	(h)	$165,637
Net income per diluted share	$3.79			$2.95	$1.91			$2.71

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Year Ended
	December 31, 2017				December 31, 2016
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$1,618,693	$—		$1,618,693	$1,487,973	$—		$1,487,973
Cost of product sales (excluding amortization of intangible assets)	110,188	(5,812)	(i)	104,376	105,386	(4,589)	(i)	100,797
Selling, general and administrative	544,156	(89,218)	(j)	454,938	502,892	(98,055)	(j)	404,837
Research and development	198,442	(36,370)	(k)	162,072	162,297	(15,831)	(k)	146,466
Acquired in-process research and development	85,000	(83,000)		2,000	23,750	(23,750)		—
Intangible asset amortization	152,065	(152,065)		—	101,994	(101,994)		—
Interest expense, net	77,756	(30,026)	(d)	47,730	61,942	(22,133)	(d)	39,809
Foreign currency loss (gain)	9,969	—		9,969	(3,372)	—		(3,372)
Loss on extinguishment and modification of debt	—	—		—	638	(638)		—
Income before income tax provision (benefit) and equity in loss of investees	441,117	396,491	(l)	837,608	532,446	266,990	(l)	799,436
Income tax provision (benefit)	(47,740)	207,621	(m)	159,881	135,236	36,659	(m)	171,895
Effective tax rate (g)	(10.8)%			19.1%	25.4%			21.5%
Equity in loss of investees	1,009	—		1,009	379	—		379
Net income	$487,848	$188,870	(n)	$676,718	$396,831	$230,331	(n)	$627,162
Net income per diluted share	$7.96			$11.04	$6.41			$10.14
_____________________________
Explanation of Adjustments and Certain Line Items (in thousands):

(a)	Share-based compensation expense of $1,466 and $1,479 for the three months ended December 31, 2017 and 2016, respectively.

(b)	Share-based compensation expense of $21,636 and $18,373 and transaction and integration related costs of $0 and $564 for the three months ended December 31, 2017 and 2016, respectively.

(c)
Upfront and milestone payments of $18,500 and $0, share-based compensation expense of $4,219 and $4,429 and transaction and integration related costs of $0 and $110 for the three months ended December 31, 2017 and 2016, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three- and twelve-month periods.

(e)	Sum of adjustments (a) through (d) plus the adjustments for acquired in-process research and development and intangible asset amortization, as applicable, for the respective three-month period.

(f)
Income tax adjustments related to the impact of the U.S. Tax Act of $148,803 and $0 and the income tax effect of adjustments between GAAP reported and non-GAAP adjusted net income of $20,425 and $7,884 for the three months ended December 31, 2017 and 2016, respectively.

(g)	Income tax provision (benefit) divided by income before income tax provision (benefit) and equity in loss of investees for the respective three- and twelve-month periods.

(h)	Net of adjustments (e) and (f) for the respective three-month period.

(i)
Share-based compensation expense of $5,812 and $4,438, expenses related to certain legal proceedings and restructuring of $0 and $110 and transaction and integration related costs of $0 and $41 for the years ended December 31, 2017 and 2016, respectively.

(j)
Share-based compensation expense of $83,218 and $79,037, expenses related to certain legal proceedings and restructuring of $6,000 and $5,950 and transaction and integration related costs of $0 and $13,068 for the years ended December 31, 2017 and 2016, respectively.

(k)
Upfront and milestone payments of $18,500 and $0, share-based compensation expense of $17,870 and $15,296 and transaction and integration related costs of $0 and $535 for the years ended December 31, 2017 and 2016, respectively.

(l)
Sum of adjustments (i), (j), (k) and (d) plus the adjustments for acquired in-process research and development, intangible asset amortization and loss on extinguishment and modification of debt, as applicable, for the respective twelve-month period.

(m)
Income tax adjustments related to the impact of the U.S. Tax Act of $148,803 and $0 and the income tax effect of adjustments between GAAP reported and non-GAAP adjusted net income of $58,818 and $36,659 for the years ended December 31, 2017 and 2016, respectively.

(n)	Net of adjustments (l) and (m) for the respective twelve-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2018 NET INCOME GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income	$435 - $520
Intangible asset amortization	190 - 220
Share-based compensation expense	105 - 125
Milestone payments	10 - 15
Non-cash interest expense	40 - 50
Income tax effect of adjustments	(50) - (70)
Non-GAAP adjusted net income	$775 - $815

GAAP net income per diluted share	$7.15-$8.45
Non-GAAP adjusted net income per diluted share	$12.65-$13.25

Weighted-average ordinary shares used in per share calculations	61

Contacts:

Investors:
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 634 7887
U.S., +1 650 496 2717

Media:
Jacqueline Kirby
Vice President, Corporate Affairs & Government Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 697 2141
U.S., +1 215 867 4910